UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): March 29, 2011

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 29, 2011, Repros Therapeutics Inc. (the “Company”) received notice from the Nasdaq Stock Market (“Nasdaq”) that the Company has maintained at least two registered and active market makers for the Company’s Series A Warrants (RPRXW) and Series B Warrants (RPRXZ) (collectively, the “Warrants”) for the last 10 consecutive business days and, accordingly, the Company has regained compliance with the Listing Rule 5560(a) (the “Rule”).

As previously disclosed, the Company received notice from Nasdaq on March 15, 2011 that the Warrants had not had a minimum of two active and registered market makers, as required for continued inclusion by the Rule.  The Company had been provided until April 14, 2011 to regain compliance with the Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: April 1, 2011

	By:	/s/ Katherine A. Anderson
Katherine A. Anderson
Chief Accounting Officer